DRAFT
                                                                       3/28/94

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         ELIZABETHTOWN WATER COMPANY



To:  The Secretary of State
     State of New Jersey


          Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Restated Certificate of Incorporation:


                                  ARTICLE I

                       Name and Duration of Corporation

          The name of the corporation is ELIZABETHTOWN WATER COMPANY (hereinafter sometimes called the Corporation).

          The duration of the Corporation is perpetual.


                                  ARTICLE II

          Registered Office and Registered Agent of the Corporation

          The address of the Corporation's current registered office is: 600 South Avenue, Westfield, New Jersey 07090, and the name of its current registered agent at such address upon whom process against the Corporation may be served within the State of New Jersey is Walter M. Braswell. Said office and agent may be changed from time to time as permitted by law.

                                 ARTICLE III

                Nature of Business, Objects, Purposes, Powers
                      and Franchises of the Corporation

          All corporate powers shall be exercised by the Board of Directors, except as otherwise required by statute or by this Restated Certificate of Incorporation. The nature of the business or objects or purposes to be transacted, promoted or carried on by the Corporation and the franchises thereof shall include the following:

          1. To construct, maintain and operate works, systems, conduits, conductors, lines, equipment and facilities for the collection, transmission, distribution and supplying of water and the furnishing of such service for profit to the public within the State of New Jersey, including the following municipalities:

          Cities of Elizabeth, Linden, Plainfield and Summit; Townships of Berkeley Heights, Clark, Cranford, Hillside, Mountainside, Scotch Plains, Springfield, Union and Winfield; Boroughs of Fanwood, Garwood, Kenilworth, New Providence, Roselle and Roselle Park; Town of Westfield in the County of Union;

          Townships of Edison, Piscataway; Boroughs of Dunellen, Middlesex, South Plainfield and Metuchen in the County of Middlesex; and



          Townships of Green Brook and Warren; Boroughs of North Plainfield and Watchung in the County of Somerset;

          And in such other places as may be permitted by law.

          2. To construct, cause to be constructed, purchase, invest in, lease, sublease, or otherwise acquire, control, operate, maintain, repair, enlarge, improve, remove, develop, and to own, sell, mortgage, lease, sublease, hypothecate or otherwise dispose of, works, systems, plants, water tanks, stand pipes, water ways, settling basins, filtering, purifying, distilling and pumping plants, reservoirs, dams, water rights and water supplies, pipes, conduits, conductors, lines, hydrants, fire plugs, equipment and other facilities and appurtenances, as may be permitted by law.

          3. To take and divert such springs, streams and other bodies of water and to survey, excavate and bore for water and to use such lands, streets, alleys, lanes, roads, highways and public places within the State of New Jersey, as the purposes of the Corporation may require.

          4. To purchase or otherwise acquire personal property, goods and merchandise of every class, and to hold, own, mortgage, sell or otherwise dispose of, trade and deal in and with the same, as the purposes of the Corporation may require.

          5. To purchase, take by devise or bequest, hold, invest in, lease, sublease or otherwise acquire, improved and unimproved real property and any interest of any kind therein, and to own, improve, develop, manage, mortgage, lease, sublease, sell or otherwise dispose of any real property or interest therein now owned or hereafter acquired by the Corporation, and to build, rebuild, alter, improve and remove any buildings or other structures on any real property now or hereafter owned by the Corporation, or in which the Corporation holds or shall hereafter hold any interest, as the purposes of the Corporation may require or which shall be conveyed to the Corporation by way of security or in satisfaction of debts or purchased at sales upon judgment or decree duly obtained.

          6. To acquire by purchase, merger, consolidation, lease, sublease or otherwise, and to pay for in cash, stocks, bonds or other securities of the Corporation or otherwise, the whole or any part of the franchises, good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of, any water company, or other person, firm, association, corporation, joint stock company, syndicate, trust, government or body politic or any department, agency or authority thereof, or other entity, as the purposes of the Corporation may require.

          7. To purchase, invest in, lease, sublease or otherwise acquire, and to own, mortgage, lease, sublease, sell or otherwise dispose of, franchises, rights-of-way, easements, permits and other rights and privileges of every type, whether granted by the United States, the State of New Jersey, any county, any municipality, any other body politic, or any subdivision, department, agency or authority of any of the foregoing, or of any person, firm, association, corporation, joint stock company, syndicate, trust, or other entity, and to exercise, in so far as may be permitted by any general or special law of the United States, the State of New Jersey or any body politic, the right of condemnation and eminent domain, as the purposes of the Corporation may require.

          8. To purchase, subscribe for, lease, sublease or otherwise acquire, and to own, hold for investment, mortgage, pledge, lease, sublease or otherwise dispose of the stocks, bonds, debentures, notes, bank acceptances and other evidences of indebtedness or other securities of any person, firm, association, corporation, joint stock company, syndicate, trust, government or body politic or any department, agency or authority thereof, or other entity, and to loan and advance money upon mortgages on real property and pledges of personal property or upon either of them, whether the objective of any of the foregoing be current income or gain in capital or principal or acquisition of interests useful in the business of the Corporation, subject, however, to the laws of the State of New Jersey, and while the owner thereof, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

          9. To promote, finance, aid or assist, financially or otherwise, in any manner, whether by loan, subsidy, guarantee or otherwise, those issuing or having power to issue, create, or be responsible for any securities referred to in the foregoing paragraph 8, or those in whose business or affairs the Corporation shall have an interest and in connection therewith to guarantee or become surety for the performance of any undertaking or obligation for the payment of dividends on stock.

          10. To enter into, make, perform and carry out contracts of every kind and description and for every lawful purpose with any person, partnership, firm, association, corporation, state, county, municipality, or any department, agency or authority thereof, joint stock company, syndicate, trust, body politic or other entity.

          11. To borrow or raise money from time to time without limit as to amount, and to draw, make, accept, endorse, execute and issue bonds, debentures, promissory notes, bills of exchange, drafts, warrants or other evidences of indebtedness, including bonds, debentures, promissory notes, or other evidences of indebtedness convertible into stock of any class, or bearing warrants or other evidences of optional rights to purchase or subscribe, or both, to stock of any class, for moneys borrowed or in payment of property acquired or for any other objects or purposes of the Corporation or its business, and to secure the payment of any of the foregoing and interest thereon by mortgage, pledge, deed, indenture, agreement, or other instrument of trust or by other lien upon, assignment of, or agreement with regard to, all or any part of the property, real or personal, or rights or privileges of the Corporation, wherever situated, whether now owned or hereafter to be acquired, or to draw, make, accept, endorse, execute and issue any such bonds, debentures, promissory notes, bills of exchange, drafts, warrants, or other evidences of indebtedness, without any such security, and to sell, pledge or otherwise dispose of any of the same, as the purposes of the Corporation may require.

          12. To apply for, obtain, register, purchase, invest in, lease, sublease or otherwise acquire, and to own, grant licenses in respect of, mortgage, lease, sublease, sell, assign or otherwise dispose of, any trademarks, trade names, copyrights, letters patent, inventions, improvements and processes relating to or useful in connection with any business of the Corporation.

          13. To purchase, lease, sublease or otherwise acquire, and to own, mortgage, pledge, lease, sublease, sell or otherwise dispose of and deal in and with, shares of its own capital stock and its bonds, debentures and other evidences of indebtedness and its other securities to the extent permitted by the laws of the State of New Jersey, provided that any thereof which carry voting rights shall not be voted upon directly or indirectly by the Corporation.

          14. To conduct and carry on all or any of its operations and business in any of the states, territories, districts, possessions or dependencies of the United States and in any and all foreign countries, and to have one or more offices therein and to hold, purchase, mortgage and convey real and personal property therein without limit as to amount, subject in each case to the laws of the State of New Jersey and other applicable law.

          15. In general to carry on or engage in any other lawful business in connection with the foregoing and to have and exercise all the powers conferred by Title 14A, Corporations, General and by Title 48, Public Utilities, Revised Statutes of New Jersey, and to do any and all of the things hereinbefore set forth to the same extent as any natural person might or could do, and to exercise any of the foregoing powers, directly or through one or more subsidiaries, itself or in collaboration with others.

          The foregoing clauses shall be construed as both objects, purposes and powers, and except as where otherwise expressed, such objects, purposes and powers shall be in no wise restricted by reference to or inference from the terms of any other clause in this Restated Certificate of Incorporation, but the objects, purposes and powers so specified shall be regarded as independent objects, purposes and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation.

          IN FURTHERANCE AND NOT IN LIMITATION of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

               (a) To make and alter the By-Laws of the Corporation, but the By-Laws so made by the Directors may be altered or repealed by the Directors or the stockholders;

               (b) To fix and determine and to vary the amount of working capital of the Corporation; to determine whether any, and if any, what part of any, surplus or net profits shall be declared and paid as dividends; to determine the date or dates for the declaration of payment of dividends; and to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in;

               (c) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Directors or by a resolution of the stockholders;

               (d) To authorize the payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee and all other committees, and to determine the amount of such compensation and fees;

               (e) To designate by resolution passed by a majority of the whole Board, three or more of their number to constitute an Executive Committee, who to the extent provided in said resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business, affairs and property of the Corporation during the intervals between the meetings of the Board, including power to authorize the seal of the Corporation to be affixed to all papers which may require it, and when the seal has been so affixed pursuant to such authority, it shall be deemed to have been affixed by order of the Board of Directors;

               (f) To remove at any time any officer elected or appointed by the Board of Directors by such vote of the Board of Directors as may be provided for in the By-Laws. Any other officer of the Corporation may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by a vote of the Board of Directors;

               (g) To establish, amend, alter, revise, change, recall, abolish or repeal any bonus, profit sharing, stock option, stock purchase, pension, retirement, disability, unemployment, or other types of incentive, compensation, relief or welfare plans for the employees (including officers and directors) of the Corporation and any of its subsidiaries, and to fix the terms of such plans, including the creation and maintenance of one or more separate trust funds of the money, securities or other property at any time held or contributed by the Corporation or its subsidiaries, and to determine, or prescribe the method for determining, the persons to participate in any such plans and the amount of their respective participations.


                                  ARTICLE IV

                         Directors of the Corporation

          The number of the current Directors of the Corporation, who shall hold office until their successors are chosen or appointed either according to law or to the By-Laws of the Corporation shall be eleven (until changed by amendment to the By-Laws), and their respective names and addresses are as follows:


     Names                    Addresses (including zip code)
     -----                   ------------------------------

 Brendan T. Byrne  . .   600 South Avenue, Westfield, New
                         Jersey 07090

 Thomas J. Cawley  . .   600 South Avenue, Westfield, New
                         Jersey 07090
 Anne Evans Gibbons  .   600 South Avenue, Westfield, New
                         Jersey 07090

 John Kean . . . . . .   600 South Avenue, Westfield, New
                         Jersey 07090
 Robert W. Kean, III .   600 South Avenue, Westfield, New
                         Jersey 07090

 Robert W. Kean, Jr. .   600 South Avenue, Westfield, New
                         Jersey 07090

 Arthur P. Morgan  . .   600 South Avenue, Westfield, New
                         Jersey 07090
 Barry T. Parker . . .   600 South Avenue, Westfield, New
                         Jersey 07090

 Henry S. Patterson, II
                         600 South Avenue, Westfield, New
                         Jersey 07090
 Chester A. Ring, 3rd    600 South Avenue, Westfield, New
                         Jersey 07090

 Hugo M. Pfaltz, Jr. .   600 South Avenue, Westfield, New
                         Jersey 07090


                                  ARTICLE V

                       Capital Stock of the Corporation

          The capital stock of the Corporation shall be 10,000,000 shares of Common Stock without par value (hereinafter called Common Stock) and 500,000 shares of Junior Preferred Stock of the par value of $20 per share (hereinafter called Junior Preferred Stock), 200,000 shares of Cumulative Preferred Stock of the par value of $100 per share, (hereinafter called Cumulative Preferred Stock), and 500,000 shares of Cumulative Preferred Stock--$25 Par of the par value of $25 per share (hereinafter called Cumulative Preferred Stock--$25 Par; together with the Junior Preferred Stock and the Cumulative Preferred Stock, hereinafter collectively called Preferred Stock) all of which may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors thereof.




1.   Common Stock

          At all times each holder of Common Stock of the Corporation shall be entitled to one vote for each share of such stock standing in the name of such holder on the books of the Corporation.

          No holder of Common Stock, as such, shall have any preemptive or other right to subscribe for, purchase or receive any part of the unissued stock of the Corporation, or any security convertible into such stock, or any part of any new or additional issue of any stock of the Corporation, whether of the same class or of any other class, or to subscribe for, purchase or receive any rights or options to purchase any such stock, or to have any other preemptive rights as now or hereafter defined by the laws of the State of New Jersey.

2.   Preferred Stock

          The voting powers, designations, preferences, relative, participating, optional or other special rights, qualifications, limitations or restrictions of the Preferred Stock, and the power of the Board of Directors to cause the Preferred Stock to be issued in series, and the designation, description and term shall be subject to and in accordance with the provisions of this paragraph and the following paragraphs hereof. The Board of Directors is hereby empowered to cause the Preferred Stock to be issued in different series. The shares of different series may vary, as may be determined by the Board of Directors prior to the issue thereof, as to:

               (a) The distinctive serial designation and number of shares of such series;

               (b) The rate of dividends (within such limits as shall be permitted by law) payable on the shares of the particular series;

               (c) The prices (not less than the amount limited by law) and the terms upon which the shares of the particular series may be redeemed;

               (d) The amount or amounts which shall be paid to the holders on voluntary or involuntary dissolution or any distribution of assets;

               (e) The terms and amount of sinking fund requirements (if any) for the purchase or redemption of the shares of the particular series; and

               (f) The terms upon which the holders thereof may convert the same into Common Stock.

          The shares of all series of either Junior Preferred Stock, Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par shall in all other respects be equal.

     A.   Junior Preferred Stock

          (a) Dividends. The holders of the shares of each series of Junior Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock, but only when and as declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends, cumulative from the date on which shares of said Junior Preferred Stock are originally issued or such earlier date as the Board of Directors may determine and no more, payable quarter-yearly on dates to be fixed by the Board of Directors, to stockholders of record on the respective dates not exceeding thirty (30) days and not less than ten (10) days preceding such dividend payment dates (such days being herein called "dividend payment dates" and the quarterly periods ending on such days being herein called "dividend periods"), to be fixed by the Board of Directors. No dividends shall be declared on any series of the Junior Preferred Stock in respect of any quarter-yearly dividend period unless there shall likewise be declared on all shares of all series of Junior Preferred Stock at the time outstanding, like proportionate dividends, ratably in proportion to the respective annual dividend rates fixed there for in respect of the all quarter-yearly dividend periods terminating on the same date or earlier. The dividends on shares of all series of the Junior Preferred Stock shall be cumulative. The holders of shares of Junior Preferred Stock are not to be entitled to any dividends thereon other than the dividends referred to in this paragraph (a). So long as any shares of any series of Junior Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividend on its Common Stock or other stock ranking junior in priority as to dividends or on dissolution to the Junior Preferred Stock (the Common Stock and any such other junior ranking stock being hereinafter called "junior stock"), other than dividends payable solely in junior stock, or make any other distribution of any sort, either directly or indirectly in respect of any junior stock unless at the date of such declaration in the case of a dividend or the date of such distribution or other payment all cumulative dividends on the then outstanding shares of any series of said Junior Preferred Stock shall have been paid or declared and a sum sufficient for payment thereof set aside. Accruals of dividends shall not bear interest.

          (b) Voting Rights. At all times each holder of Junior Preferred Stock of the Corporation shall be entitled to one vote for each share of such stock standing in the name of such holder on the books of the Corporation, except that in the event there shall be proposed a change in the preference, relative rights or limitations of the Junior Preferred Stock which shall adversely affect the dividend rate or preference, the conversion rights or liquidation preference of the Junior Preferred Stock, then any such change shall be approved by the holders of at least two-thirds of the shares of such Junior Preferred Stock at the time outstanding, voting as a class.

          (c) Redemption. The Corporation at the option of the Board of Directors may at any time redeem any outstanding shares of any series of Junior Preferred Stock, either as a whole or in part from time to time, upon giving notice as hereinafter specified at the applicable redemption price, provided for such series. Notice of every such redemption of shares of the Junior Preferred Stock, in form approved by the Board of Directors, shall be given not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of shares so to be redeemed at his address as the same shall appear on the books of the Corporation. Notice of redemption having been so given, then, from and after the date fixed in such notice as the redemption date (unless default be made in providing funds for the payment of the redemption price and accrued and unpaid dividends to the date fixed for redemption), notwithstanding that any certificate for shares of the Junior Preferred Stock so called for redemption shall not have been surrendered for cancellation, all such shares so called for redemption shall no longer be deemed outstanding on and after such redemption date and the right to receive dividends thereon and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders of such shares to receive the amount payable on the redemption thereof, without interest. In case of a redemption of part only of the outstanding shares of any series of the Junior Preferred Stock, the redemption may be either pro rata or by lot as determined by the Board of Directors. Subject to the foregoing the Board of Directors shall have full power and authority to describe the manner by which the drawings by lot or the pro rata redemption shall be conducted and the terms and conditions upon which the shares shall be redeemed from time to time.

          At any time if any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, the Corporation may deposit with a bank or trust company having its principal once in the State of New Jersey or in the Borough of Manhattan, City and State of New York, and having, according to its last published statement, capital, surplus and undivided profits aggregating at least $5,000,000 and which bank or trust company shall have been named in such notice as the place of redemption, funds necessary for such redemption in trust for the pro rata benefit of the holders of the shares of the Junior Preferred Stock so called for redemption, to be payable on or after the date of such deposit for redemption, and from and after the date of such deposit all such shares so called for redemption shall no longer be deemed outstanding and all right with respect to such shares shall cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the date of such deposit, upon surrender of the certificates for such shares for cancellation duly endorsed to the Corporation or otherwise, as may be required, the funds so deposited, without interest, and the right to exercise, prior to the date fixed for redemption, all privileges of conversion or exchange, if any, not theretofore expired. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment thereof; provided that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

          (d) Dissolution, Liquidation, or Winding-up. Upon any dissolution, liquidation, or winding-up of the Corporation, whether voluntary or involuntary, the holders of each class of the Junior Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation legally available for distribution to stockholders that sum per share in respect of each series as shall have been determined for such series by the Board of Directors, plus, in the case of each share, an amount equal to the dividends accrued and unpaid thereon to the date fixed for final distribution, whether or not earned or declared, before any distribution of or out of assets of the Corporation shall, be made to the holders of any junior stock as such. If the assets distributable upon such dissolution, liquidation or winding-up of the Corporation shall be insufficient to permit the payment to holders of the Junior Preferred Stock of the full amounts to which they are entitled as aforesaid, then said assets shall be distributed ratably among the holders of such shares of the Junior Preferred Stock in proportion to the sums which would be payable on such dissolution, liquidation or winding-up if all such sums were paid in full. Neither the consolidation nor merger of the Corporation with or into any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of this subsection (d).

          After payment to the holders of the Junior Preferred Stock of the full amounts to which they respectively are entitled as aforesaid, such holders, as such, shall have no right or claim to any of the remaining assets of the Corporation.

          (e) Purchase or Other Acquisition. Nothing herein contained shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Junior Preferred Stock.

          (f) No Preemptive Rights. No holder of Junior Preferred Stock, as such, shall have any preemptive or other right to subscribe for, purchase or receive any part of the unissued stock of the Corporation, or any security convertible into such stock, or any part of any new or additional issue of any stock of the Corporation, whether of the same class or of any other class, or to subscribe for, purchase or receive any rights or options to purchase any such stock, or to have any other preemptive rights as now or hereafter defined by the laws of the State of New Jersey. If the Board of Directors shall determine to offer any new or additional shares of Common Stock or any other security of the Corporation with respect to which the holders of Common Stock shall have any preemptive or other right to subscribe or purchase, then in each such case the Corporation shall give or cause to be given to each holder of Junior Preferred Stock then outstanding at his address, as the same shall appear on the books of the Corporation, notice of such preemptive or other right, not less than 20 nor more than 60 days prior to the record day fixed to establish the holders of Common Stock entitled to exercise such preemptive or other right.

     B.   Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par

          (a) Dividends. The holders of the shares of each series of Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par shall be entitled to receive, in preference to the holders of Common Stock and to the holders of Junior Preferred Stock, but only when and as declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends, cumulative from the date on which shares of said Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par are originally issued or such other earlier date as the Board of Directors may determine and no more, payable quarter-yearly on dates to be fixed by the Board of Directors to stockholders of record on the respective dates not exceeding thirty (30) days and not less than ten (10) days preceding such dividend payment dates (such days being herein called "dividend payment dates" and the quarterly periods ending on such days being herein called "dividend periods") to be fixed by the Board of Directors. No dividends shall be declared on any series of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par in respect of any quarter-yearly dividend period unless there shall likewise be declared on all shares of all series of Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par at the time outstanding, like proportionate dividends, ratably in proportion to respective annual dividend rates fixed therefor in respect of all quarter-yearly dividend periods terminating on the same date or earlier. The dividends on shares of all series of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par shall be cumulative. The holders of shares of Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par are not to be entitled to any dividends thereon other than the dividends referred to in this paragraph (a). So long as any shares of any series of Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par shall be outstanding, the Corporation shall not declare or pay any dividend on its Common Stock or Junior Preferred Stock or other stock ranking junior in priority as to dividends or on dissolution to the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par (the Common Stock, Junior Preferred Stock and any such other junior ranking stock being hereinafter called "junior stock"), other than dividends payable solely in junior stock or make any other distribution of any sort, either directly or indirectly in respect of any junior stock unless at the date of such declaration in the case of a dividend or the date of such distribution or other all cumulative dividends on the then outstanding shares of said Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par shall have been paid or declared and a sum sufficient for payment thereof set aside. Accruals of dividends shall not bear interest.

          (b) Voting Rights. No holder of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par shall be entitled to vote at any meeting of stockholders or at any election of the Corporation or otherwise to participate in any action taken by the Corporation or the stockholders thereof, except for those purposes, if any, for which said right to vote or otherwise to participate cannot be denied or waived under the laws of the State of New Jersey and except as otherwise provided in paragraph (b) hereof. However, at any meeting of the stockholders of the Corporation at which the holders of the Cumulative Preferred Stock and the Cumulative Preferred Stock-
- - - - -$25 Par shall be entitled to vote as a single class, the holders of Cumulative Preferred Stock shall be entitled to cast one vote for each share of Cumulative Preferred Stock held and the holders of Cumulative Preferred Stock--$25 Par shall be entitled to cast 1/4 vote for each share of Cumulative Preferred Stock--$25 Par held.

          (1) If and when dividends payable on the Cumulative Preferred Stock--$25 Par shall be in default in an amount equivalent to four (4) full quarter-yearly dividends on all shares of all series of the


     Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par at the time outstanding, and until all dividends in default on the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par shall have been paid, the holders of all shares of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par, voting separately as one class, shall be entitled to elect the smallest number of Directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock and Junior Preferred Stock, voting separately as a class, shall be entitled to elect the remaining Directors of the Corporation. The terms of office of all persons who may be Directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par, whether or not the holders of the Common Stock shall then have elected the remaining Directors of the Corporation.

          (2) If and when all dividends then in default on the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par at the time outstanding shall be paid, the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par shall thereupon be divested of any special right with respect to the election of Directors provided in sub-paragraph (1) hereof, and the voting power of the Common Stock and Junior Preferred Stock shall revert to the status existing before the occurrence of such default; but always subject to the same provisions for vesting such special rights in the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par in case of further like default or defaults in dividends thereon. Upon the termination of any such special right the terms of office of all persons who may have been elected Directors of the Corporation by vote of the holders of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par, as a class, pursuant to such special right shall forthwith terminate.

          (3) In case of any vacancy in the Board of Directors occurring among the Directors elected by the holders of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par, as a class, pursuant to sub-paragraph (1) above, the holders of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par, then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the Director whose place shall be vacant. In case of a vacancy in the Board of Directors occurring among the Directors elected by the holders of the Common Stock and Junior Preferred Stock, as a class, pursuant to sub-paragraph (1) above, the holders of the Common Stock and Junior Preferred Stock, then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the Director whose place shall be vacant. In all other cases, any vacancy occurring among the Directors shall be filled by the vote of a majority of the remaining Directors.

          (4) Whenever the holders of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par, as a class, become entitled to elect Directors of the Corporation pursuant to either sub-paragraphs (1) or (3) above, or whenever the holders of the Common Stock and Junior Preferred Stock, as a class, become entitled to elect Directors of the Corporation pursuant to either sub-paragraphs (1) or (3) above, a meeting of the holders of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par or of the Common Stock and Junior Preferred Stock, as the case may be, shall be held at any time thereafter upon call by the holders of not less than 1,000 shares of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par or of the Common Stock and Junior Preferred Stock, as the case may be, or upon call by the Secretary of the Corporation at the request in writing of any stockholder addressed to him at the principal office of the Corporation. At all meetings of stockholders held for the purpose of electing directors during such times as the holders of shares of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par shall have the special right, voting separately as one class, to elect directors pursuant to either sub-paragraphs (1) or (3) above, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock and Junior Preferred Stock, shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the holders of the requisite number of shares of such class shall be present in person or by proxy.

          (5) Except as some mandatory provision of law may be controlling and except as otherwise provided herein, whenever shares of two or more series of the Cumulative Preferred Stock or Cumulative Preferred Stock-- $25 Par are outstanding, no particular series of the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par shall be entitled to vote as a separate series on any matter and all shares of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the Corporation by classes may now or hereafter be required.

          (6) So long as any shares of Cumulative Preferred Stock or Cumulative Preferred -$25 Par are outstanding, the Corporation shall not, without the consent (given by a vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of shares of Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par then outstanding:

               (i) create or authorize any new stock ranking prior to the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par as to dividends or assets, or create or authorize any security convertible into shares of any such stock; or

               (ii) amend, alter or repeal any of the rights, preferences or powers of the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par so as to affect adversely any such rights, preferences or powers; provided, however, that if such amendment, alteration or repeal affects adversely the rights, preferences or powers of one or more, but not all, series of Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par at the time outstanding, only the consent of the holders of at least two-thirds of the total number of outstanding shares of each series so affected shall be required; and provided, further, that an amendment to increase or decrease the authorized number of shares of Cumulative Preferred Stock or to create or authorize or increase or decrease the amount of any class of stock ranking on a parity with the outstanding shares of Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par as to dividends or assets shall not be deemed to affect adversely the rights, preferences or powers of the holders of the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par or any series thereof.

          (7) So long as any shares of the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par then outstanding:

               (i) issue, sell or otherwise dispose of any shares of the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par or of any other class of stock ranking prior to, or on a parity with, the Cumulative Preferred Stock or Cumulative Preferred Stock- -$25 Par as to dividends or assets, unless the gross income of the Corporation determined, after provision for depreciation and all taxes and in accordance with generally accepted accounting principles, for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance, sale or disposition of such stock, to be available for the payment of interest, shall have been at least one and one-half times the sum of (x) the annual interest charges on all interest bearing indebtedness of the Corporation having a maturity at date of issuance of more than one year and (y) the annual dividend requirements on all outstanding shares of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par and all other classes of stock ranking prior to, or on a parity with, the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par as to dividends or assets, including the shares proposed to be issued; provided, that there shall be excluded from the foregoing computation interest charges on all indebtedness and dividends on all shares of stock which are to be retired in connection with the issue of such additional shares of Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par or other class of stock ranking prior to, or on a parity with, the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par as to dividends or assets; and provided, further, that in any case where such additional shares of Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par or other class of stock ranking prior to, or on a parity with, the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par as to dividends or assets, are to be issued in connection with the acquisition of new property, the net earnings of the property to be so acquired may be included on a pro forma basis in the foregoing computation, computed on the same basis as the net earnings of the Corporation; or

               (ii) issue, sell or otherwise dispose of any shares of the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par or of any other class of stock ranking prior to, or on a parity with, the Cumulative Preferred Stock or Cumulative Preferred Stock- -$25 Par as to dividends or assets, unless the Junior Stock Equity of the Corporation shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding-up of the Corporation, in respect of all shares of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par and all shares of stock, if any, ranking prior thereto, or on a parity therewith, as to dividends or assets, which will be outstanding after the issue of the shares proposed to be issued; provided, that if, for the purposes of meeting the requirements of this subparagraph (ii), it becomes necessary to take into consideration any earned surplus of the Corporation, the Corporation shall not thereafter pay any dividends on shares of the Common Stock which would result in reducing the Corporation's Junior Stock Equity to an amount less than the aggregate amount payable, on dissolution, winding-up or involuntary liquidation of the Corporation, on all shares of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par and of any stock ranking prior to, or on a parity with, the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par as to dividends or assets, at the time outstanding. As used herein, "Junior Stock Equity of the Corporation" shall mean the aggregate of the par value, or stated capital represented by, all stock (including the Junior Preferred Stock and the Common Stock) ranking junior to the Cumulative Preferred Stock and


          Cumulative Preferred Stock--$25 Par as to dividends and assets, all earned surplus, capital or paid-in surplus, and any premiums on any such junior stock.

          (c) Redemption. The Corporation, at the option of the Board of Directors, may at any time redeem any outstanding shares of Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par, either as a whole or in part from time to time, upon giving notice as hereinafter specified at the applicable redemption price provided for such series. Notice of every such redemption of shares of the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par, in form approved by the Board of Directors, shall be given not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of shares so to be redeemed at his address as the same shall appear on the books of the Corporation. Notice of redemption having been so given, then from and after the date fixed in such notice as the redemption date (unless default be made in providing funds for the payment of the redemption price and accrued and unpaid dividends to the date fixed for redemption), notwithstanding that any certificate for shares of the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par so called for redemption shall not have been surrendered for cancellation, all such shares so called for redemption shall no longer be deemed outstanding on and after such redemption date and the right to receive dividends thereon and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders of such shares to receive the amount payable on the redemption thereof, without interest. In case of a redemption of only part of the outstanding shares of any series of the Cumulative Preferred Stock or Cumulative Preferred Stock-- $25 Par, the redemption may be either pro rata or by lot as determined by the Board of Directors. Subject to the foregoing the Board of Directors shall have full power and authority to describe the manner by which the drawings by lot or the pro rata redemption shall be conducted and the terms and conditions upon which the shares shall be redeemed from time to time.

          At any time if any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, the Corporation may deposit with a bank or trust company having its principal office in the State of New Jersey or in the Borough of Manhattan, City and State of New York, and having, according to its last published statement, capital, surplus and undivided profits aggregating at least $5,000,000 and which bank or trust company shall have been named in such notice as the place of redemption, funds necessary for such redemption in trust for the pro rata benefit of the holders of the shares of the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par so called for redemption, to be payable on or after the date of such deposit for redemption, and from and after the date of such deposit all such shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the date of such deposit, upon surrender of the certificates for such shares for cancellation duly endorsed to the Corporation or otherwise, as may be required the funds so deposited, without interest, and the right to exercise, prior to the date fixed for redemption, all privileges of conversion or exchange, if any, not heretofore expired. Any interest accrued on such funds shall be paid to the Corporation from time to time.
Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment thereof; provided that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

          (d) Dissolution, Liquidation, or Winding-up. Upon any dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock and Cumulative


Preferred Stock--$25 Par then outstanding shall be entitled to receive out of the assets of the Corporation legally available for distribution to stockholders that sum per share in respect of each series as shall have been determined for such series by the Board of Directors, plus, in the case of each share, an amount equal to the dividends accrued and unpaid thereon to the date fixed for final distribution, whether or not earned or declared, before any distribution of or out of assets of the Corporation shall be made to the holders of any junior stock, as such. If the assets distributable upon such dissolution, liquidation or winding-up of the Corporation shall be insufficient to permit the payment to holders of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par of the full amounts to which they are entitled as aforesaid, then said assets shall be distributed ratably among the holders of such shares of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par in proportion to the sums which would be payable on such dissolution, liquidation or winding-up if all such sums were paid in full. Neither the consolidation nor merger of the Corporation with or into any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of this subsection (d).

          After payment to the holders of the Cumulative Preferred Stock and Cumulative Preferred Stock--$25 Par of the full amounts to which they respectively are entitled as aforesaid, such holders, as such, shall have no right or claim to any of the remaining assets of the Corporation.

          (e) Purchase or Other Acquisition. Nothing herein contained shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par; provided, however, that the Corporation shall not purchase or otherwise acquire any shares of the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par if at the time of such purchase or other acquisition dividends payable on the Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par shall be in default in whole or in part.

          (f) No Preemptive Rights. No holder of Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par, as such, shall have any preemptive or other right to subscribe for, purchase or receive any part of the unissued stock of the Corporation, or any security convertible into such stock, or any part of any new or additional issue of any stock of the Corporation, whether of the same class or of any other class, or to subscribe for, purchase or receive any rights or options to purchase any such stock, or to have any other preemptive rights as now or hereafter defined by the laws of the State of New Jersey. If the Board of Directors shall determine to offer any new or additional shares of Common Stock or any other security of the Corporation with respect to which the holders of Common Stock shall have any preemptive or other right to subscribe or purchase, then in each such case the Corporation shall give or cause to be given to each holder of Cumulative Preferred Stock or Cumulative Preferred Stock--$25 Par then outstanding at his address, as the same shall appear on the books of the Corporation, notice of such preemptive or other right, not less than 20 nor more than 60 days prior to the record day fixed to establish the holder of Common Stock entitled to exercise such preemptive or other right.

     C.   Series of Preferred Stock

          (1) $5.90 Cumulative Preferred Stock. Without limitation of any authority conferred upon the Board of Directors in this Restated Certificate of Incorporation, there shall be a series of Cumulative Preferred Stock, $100 par value, to consist of 120,000 shares and designated as "$5.90 Cumulative Preferred Stock"; and the rights and preferences of the $5.90 Cumulative Preferred Stock in those respects in which the shares thereof may vary from the shares of other series shall be as follows:

          (a) Dividends. The rate of dividend on the $5.90 Cumulative Preferred Stock shall be $5.90 per annum. Dividends shall be payable on each outstanding share of such series on the first days of March, June, September and December in each year for the quarterly dividend periods immediately preceding such dividend payment dates, and dividends shall be cumulative from the first day of the quarterly dividend period in which such share is issued; provided, however, that with respect to the dividends payable on June 1, 1994, the first day of the dividend period with respect to which such dividend is paid on any share of the $5.90 Cumulative Preferred Stock originally issued during the quarterly dividend period preceding such dividend payment date shall be the day of the actual issuance of such share.

          (b)  Redemption.

               (i) Optional. Shares of the $5.90 Cumulative Preferred Stock shall not be redeemable at the option of the Corporation at any time.

               (ii) Mandatory. The Corporation shall call for redemption and redeem out of funds legally available therefor on March 1, 2004, at a mandatory redemption price of $100 per share, plus accrued and unpaid dividends to the date fixed for redemption, all the shares of the $5.90 Cumulative Preferred Stock then outstanding; provided, however, that if on March 1, 2004 funds legally available therefor are insufficient to permit the Corporation to redeem the full number of shares of $5.90 Cumulative Preferred Stock and all other shares of the Corporation's Cumulative Preferred Stock required to be redeemed on or prior to such date, the Corporation shall redeem on such date that number of shares of $5.90 Cumulative Preferred Stock and such other shares of Cumulative Preferred Stock, pro rata, for which sufficient funds are legally available, and thereafter, promptly after the receipt by the Corporation of sufficient funds legally available to permit the redemption of all of the remaining shares of $5.90 Cumulative Preferred Stock and such other shares of Cumulative Preferred Stock, the Corporation shall call for redemption and redeem such shares out of funds legally available therefor on a date selected by the Corporation therefor at, with respect to the shares of $5.90 Cumulative Preferred Stock, a mandatory redemption price of $100 per share, plus accrued and unpaid dividends to the date fixed for redemption. Any redemption pursuant to the provisions hereof shall be made in the manner, and upon notice given, pursuant to Article V, subparagraph 2.B(c) of this Restated Certificate of Incorporation of the Corporation; provided, however, that such notice shall state that redemption is being made to satisfy the mandatory redemption requirements for the $5.90 Cumulative Preferred Stock.

          The Corporation may credit shares of the $5.90 Cumulative Preferred Stock purchased by or on behalf of the Corporation against its obligation to make such mandatory redemption.

          (c) Involuntary Liquidation, Dissolution or Winding-up. The amount payable in respect of the $5.90 Cumulative Preferred Stock in the event of involuntary liquidation, dissolution or winding-up of the Corporation shall be $100 per share, plus accrued dividends.

          (d) Voluntary Liquidation, Dissolution or Winding-up. The amount payable in respect of the $5.90 Cumulative Preferred Stock in event of voluntary liquidation, dissolution or winding-up of the Corporation shall be $100 per share, plus accrued dividends.

          Neither the merger nor consolidation of the Corporation into or with any other Corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor any sale, lease, or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for purposes of clauses (c) and (d) above.

          (e) No Conversion Rights. The shares of $5.90 Cumulative Preferred Stock shall not be, by their terms, convertible or exchangeable.



                                  ARTICLE VI

             Directors' Meetings and Books Outside of New Jersey

          The Directors of the Corporation may hold meetings and keep the books of the Corporation outside of the State of New Jersey, except as otherwise provided by law.



                                 ARTICLE VII

                             Interested Directors

          No material contract or other transaction between the Corporation and any other corporation shall be affected by the fact that Directors of the Corporation are interested in, or are directors or officers of, such other corporation. The Board of Directors of the Corporation in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, or at any meeting of the stockholders called for the purpose of considering any such act or contract; and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the Common Stock of the Corporation which is represented in person or by proxy at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation.


                                 ARTICLE VIII

                  Indemnification of Officers and Directors

          The Corporation shall indemnify any present or future director or officer of the Corporation and any present or future director, trustee or officer of any corporation serving as such at the request of the Corporation because of the Corporation's interest in such other corporation, or the legal representative of any such director, trustee or officer, against reasonable costs, expenses (exclusive of any amount paid to the Corporation in settlement) and counsel fees paid or incurred in connection with any action, suit or proceeding to which any such director, trustee or officer or his legal representative may be made a party by reason of his being or having been such director, trustee or officer, provided: (1) said action, suit or proceeding shall be prosecuted against such director, trustee or officer or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit or proceeding that he had been derelict in the performance of his duties as such director, trustee or officer; or (2) said action, suit or proceeding shall be settled or otherwise terminated as against such director, trustee or officer or his legal representative without a final determination on the merits, and it shall be determined by the Board of Directors that such director, trustee or officer had not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding.

          The right of indemnification hereinabove provided shall not be deemed exclusive of any other rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such person in any such action, suit or proceeding, to have assessed or allowed in his favor, against the Corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.



                                  ARTICLE IX

                              Stockholder Action

          Any action which, at any meeting of stockholders, requires the vote, assent or consent of two-thirds in interest of all of the stockholders, or of two-thirds in interest of each class of stockholders having voting powers, or which requires such assent or consent in writing to be filed, may be taken upon the assent of and the assent given and filed, as the case may be, by two-thirds in interest of the stockholders present and voting at such meeting in person or by proxy, but where assent by classes is required such assent shall be given by two-thirds in interest of each class so present and voting.


Dated this 30th day of March, 1994.

                                   ELIZABETHTOWN WATER COMPANY


                                   By: /s/ Gail P. Brady
                                      ------------------------------
                                      Name: Gail P. Brady
                                      Title: Vice President-Controller